EXHIBIT 5.1


                    [Letterhead of Thacher Proffitt & Wood]











                                               _____, 1999


DVI Receivables Corp. VIII
500 Hyde Park
Doylestown, PA 18901

               Re:      DVI Receivables Corp. VIII
                        Asset-Backed Notes or Certificates
                        Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

                  We are counsel to DVI Receivables Corp. VIII, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Notes or Certificates and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Notes are issuable in series under indentures (each such agreement, an "Indenture") between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. The Certificates are issuable in series under trust agreements (each such agreement, a "Trust Agreement") between a depositor and a trustee, to be identified in the prospectus supplement for such series of Certificates. Each Indenture or Trust Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

                  In connection with rendering this opinion letter, we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement

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DVI Receivables Corp. VIII
_____, 1999                                                           Page 2.


and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the corporate laws of the State of Delaware as interpreted by judicial decisions, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  We note the actual form of the disclosure under the heading "Material Federal Income Tax Consequences" in any prospectus and prospectus supplement used after the date of this letter will be revised from the version appearing in the forms of prospectus and prospectus supplements included or incorporated by reference in the Registration Statement to reflect the federal income tax law applicable to any series of Notes or Certificates as of the date of the issuance of such series. Our opinion expressed below is subject to the assumption that the above-mentioned revisions will have been made.

                  Based on the foregoing, we are of the opinion that:

                  1. When an Indenture for a series of Notes or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture or Trust Agreement, as applicable, will be a legal and valid obligation of the applicable issuer.

                  2. When an Indenture for a series of Notes or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes or Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Indenture or Trust Agreement, as applicable, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes or Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Notes or Certificates will be
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DVI Receivables Corp. VIII
_____, 1999                                                           Page 3.


entitled to the benefits of that Indenture or Trust Agreement, as applicable.

                  3. The description of the material federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Notes or Certificates, as applicable, is accurate with respect to those tax consequences that are discussed.

                  4. To the extent that the description referred to in paragraph 3 above expressly states our opinion, or states that our opinion will be provided as to any series of Notes or Certificates, as applicable, we hereby confirm and adopt such opinion herein, as such opinion may be supplemented as described in the related Prospectus Supplement.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplements included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration Statement under the heading "Material Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit. It is our position that we are not experts within the meaning of Section 11 of the Securities Act of 1933, or persons within the meaning of Section 11(a)(4) thereof, with respect to any portion of the Registration Statement.


                                             Very truly yours,


                                             /s/ Thacher Proffitt & Wood